Exhibit 5.2

SIDLEY AUSTIN llp ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON	NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
LOS ANGELES

FOUNDED 1866
December 6, 2010
Wintrust Financial Corporation
727 North Bank Lane
Lake Forest, Illinois 60045

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-3
Ladies and Gentlemen:
     We refer to (i) the Registration Statement on Form S-3 (File No. 333-165166) (the “Original Registration Statement”) filed on March 3, 2010 by Wintrust Financial Corporation, an Illinois corporation (the “Company”), and Wintrust Capital Trust VI, a Delaware statutory trust (the “Capital Trust”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of, among other things, an unlimited amount of debt securities of the Company, including unsecured subordinated debt securities (the “Subordinated Debt Securities”), and (ii) Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Original Registration Statement being filed by the Company and the Capital Trust with the SEC under the Securities Act.
     This letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In rendering the opinion expressed below, we have examined the Original Registration Statement, as amended by the Post-Effective Amendment (collectively, the “Registration Statement”), the exhibits filed therewith, including the form of Junior Subordinated Indenture (the “Subordinated Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Subordinated Trustee”), pursuant to which one or more series of Subordinated Debt Securities may be issued, and certain resolutions (the “Resolutions”) of the Board of Directors of the Company (the “Board”). We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves to such matters of fact, as we have considered relevant and necessary as a basis for this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.
     Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that each series of Subordinated Debt Securities covered by the
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Wintrust Financial Corporation
December 6, 2010

Registration Statement will be legally issued and binding obligations of the Company when: (i) the Post-Effective Amendment and any other necessary post-effective amendments to the Registration Statement shall have become effective under the Securities Act and the Subordinated Indenture (including any necessary indenture supplement to the Subordinated Indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) a prospectus supplement with respect to such series of Subordinated Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Resolutions authorizing the terms, issuance and sale of such series of Subordinated Debt Securities and the execution and delivery of any necessary indenture supplement to the Subordinated Indenture; (iv) the Subordinated Indenture including any necessary indenture supplement to the Subordinated Indenture shall have been duly executed and delivered by the Company and the Subordinated Trustee; and (v) the Subordinated Debt Securities shall have been duly executed by the Company and authenticated by the Subordinated Trustee and issued as provided in the Subordinated Indenture, any applicable indenture supplement to the Subordinated Indenture, and the final resolutions of the Board or a duly authorized committee thereof and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
     The opinion expressed in the preceding paragraph is qualified to the extent that the enforcement of the Subordinated Debt Securities and the Subordinated Indenture (including any necessary indenture supplement to the Subordinated Indenture) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally, including, to the extent applicable, the rights of creditors of “financial companies” (as defined in Section 201 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) or their affiliates, and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, and further to the extent the enforcement of any Subordinated Debt Securities denominated in currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.
     For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Subordinated Debt Securities: (i) any Subordinated Debt Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (ii) the terms of any Subordinated Debt Security will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or

Wintrust Financial Corporation
December 6, 2010

enforceability thereof; (iv) the Subordinated Indenture will not have been modified or amended; and (v) the Amended and Restated Articles of Incorporation of the Company, as amended, as currently in effect, will not have been modified or amended and will be in full force and effect. We have further assumed that the Subordinated Indenture and each indenture supplement to the Subordinated Indenture will be governed by the laws of the State of New York. With respect to any instrument or agreement executed or to be executed by any party (other than the Company), we have assumed, to the extent relevant to the opinion set forth herein, that (i) such party (if not a natural person) has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of formation or organization and (ii) such party has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by, and is a valid, binding and enforceable agreement or obligation, as the case may be, of such party.
     This letter is limited to the laws of the State of Illinois and the State of New York and the federal laws of the United States of America.
     We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.
Very truly yours,
        /s/ Sidley Austin LLP